Exhibit 10.1

Restricted Stock Award Rescission Agreement

This Restricted Stock Award Rescission Agreement (this “Agreement”) is made and entered into on December [  ], 2025, by and between the undersigned grantee (“Holder”), and ETHZilla Corporation, a Delaware corporation (the “Company”)(each, a “Party” and collectively, the “Parties”).

RECITALS

A. On November 12, 2025 (the “Grant Date”), the Company granted the Holder shares of restricted Common Stock of the Company as set forth on Annex A (the “Award Shares”) under and pursuant to the Company’s 2025 Omnibus Incentive Plan (the “Plan”);

B. The Award Shares was evidenced by a Notice of Restricted Stock Grant and Restricted Stock Grant Agreement entered into between the Holder and the Company dated November 12, 2025 (the “Award Agreement”);

C. A portion of the Award Shares vested upon grant (the “Vested Shares”), and certain Award Shares were withheld by the Company to satisfy applicable tax withholding and similar obligations (the “Withheld Shares”), each as set forth on Annex A; and

D. The Company and Holder have mutually determined to rescind, cancel, and nullify the Award Agreement and the grant of the Award Shares effective as of the Grant Date, such that the Award Agreements and the Award Shares shall be void ab initio and of no force or effect, subject to the terms and conditions set forth herein.

E. No consideration has been paid or promised to either Party in order to induce assent to the rescission of the Award Shares and the other terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Rescission and Cancellation. Effective as of the Grant Date, the Award Agreement and the Award Shares (including the Vested Shares, the Withheld Shares and the unvested Shares, and any and all rights relating thereto) are hereby rescinded, cancelled, and deemed null, void, and of no force or effect ab initio. The Parties agree that the Award Shares shall be treated as though they had never been granted, issued, vested, forfeited, withheld, or outstanding.

2. Return and Cancellation of Shares.

(a) Holder hereby represents that Holder has no certificates representing the Award Shares (including the Vested Shares and the Withheld Shares); to the extent Holder holds any Award Shares in any account, Holder agrees to cooperate in effecting their cancellation.

Restricted Stock Award Rescission Agreement

(b) The prior transfer of the Vested Shares and the withholding of the Withheld Shares are deemed rescinded and, to the extent such shares have been previously issued or recorded, are deemed void ab initio and shall be cancelled on the books of the Company.

3. No Further Rights. Holder acknowledges and agrees that Holder has no remaining or continuing rights of any kind under the Award Agreements or with respect to the Award Shares, whether vested or unvested, including without limitation rights to dividends, voting, distribution, or consideration.

4. Representation of Holder. Holder represents and warrants that Holder has not sold, transferred, gifted, assigned, pledged, encumbered, or otherwise disposed of any of the Award Shares, regardless of any disclosure in any Form 4 or other filing, and that Holder continues to hold full, valid, and legal title to all of the Award Shares originally granted or issued to Holder on the Grant Date.

5. Tax Matters. The Parties acknowledge that each Holder shall be solely responsible for their own tax obligations, and nothing in this Agreement is intended to be or shall be construed as providing tax advice or retroactive tax treatment. Each Party agrees to cooperate in good faith in any reasonable administrative matters related to tax reporting.

6. Representations. Each Party represents that it has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and binding obligation of such Party.

7. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement constitutes the final, complete, and exclusive statement of the agreement of the Parties with respect to the subject matter hereof, and supersedes any and all other prior and contemporaneous agreements and understandings, both written and oral, between the Parties. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles. For the avoidance of doubt, nothing herein obligates the Company to grant any new award to Holder.

Restricted Stock Award Rescission Agreement

In witness whereof, the undersigned have executed this Agreement as of the date first written above.

ETHZilla Corporation

By:
Its:
Printed Name:

HOLDER

Grantee:
Printed Name:

Restricted Stock Award Rescission Agreement

Annex A

Total Shares Awarded	Vested on November 12, 2025	Withheld Shares	Originally Subject to Vesting on January 2, 2026

Restricted Stock Award Rescission Agreement